                      Sequentially Numbered Pages Per Rule 403(d): Page 1 of 26

As filed with the Securities and Exchange Commission on December 6, 2000

                                                Registration No. 333-__________

-------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D. C.

                                -----------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           UNITED HERITAGE CORPORATION
 -------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                Utah                                      87-0372826
 --------------------------------           ------------------------------------
 (State or Other Jurisdiction of            (I.R.S. Employer Identification No.)
   Incorporation or Organization)

                        2 North Caddo Street, Cleburne, Texas              76031
 -------------------------------------------------------------------------------
                       (Address of Principal Executive Offices)       (Zip Code)

                               2000 STOCK OPTION PLAN
                           OF UNITED HERITAGE CORPORATION
 -------------------------------------------------------------------------------
                              (Full Title of the Plan)

                      Walter G. Mize
     Chairman of the Board and Chief Executive              WITH COPIES TO:
                          Officer                           ---------------
                United Heritage Corporation                Patrick A. Reardon
                   2 North Caddo Street                      Attorney-at-Law
                   Cleburne, Texas 76031              201 Main Street, Suite 585
                     (817) 641-3681                      Fort Worth, Texas 76102
 -------------------------------------------------            (817) 348-8801
  (Name, Address and Telephone Number of Agent for
                        Service)



                                         CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------
                                                        PROPOSED            PROPOSED
                                                         MAXIMUM             MAXIMUM
        TITLE OF                   AMOUNT               OFFERING            AGGREGATE             AMOUNT OF
       SECURITIES                  TO BE                PRICE PER           OFFERING            REGISTRATION
    TO BE REGISTERED             REGISTERED             SHARE(1)              PRICE                FEE(1)
------------------------------------------------------------------------------------------------------------------
     Common Stock,
    $0.001 par value        7,000,000 shares(2)          $1.0625           $7,437,500             $1,963.50
       per share
------------------------------------------------------------------------------------------------------------------


     (1) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(h) and 457(c) under the Securities Act of 1933, as amended, and based on an average of the bid and ask prices of the Common Stock as reported on the National Association of Securities Dealers Automated Quotation System, Small Cap Market on December 4, 2000.
     (2) Five million shares registered pursuant to the 2000 Stock Option Plan and 2,000,000 shares previously issued shares registered for resale under Instruction C to Form S-8.

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                      Sequentially Numbered Pages Per Rule 403(d): Page 2 of 26


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing the information required by Part I will be sent or given to the individuals set forth in the option agreements included as exhibits herein pursuant to Rule 428(b) (1) under the Securities Act of 1933, as amended (the " Securities Act of 1933").

         A description of the Registrant's Common Stock is included in the documents containing the information required in Part I.

         In accordance with Instruction C to Form S-8, a resale prospectus is attached as Exhibit 99.01.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.             INCORPORATION OF DOCUMENTS BY REFERENCE

         There are hereby incorporated by reference in this Registration Statement the following documents heretofore filed with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act of 1934") (Securities and Exchange Commission File Number 0-9997):

         (a) The Registrant's Annual Report to Shareholders for Fiscal Year 2000 containing both (1) the Annual Report on Form 10-K for the fiscal year ended March 31, 2000 and (2) the Registrant's consolidated financial statements and schedules for the fiscal year.

         (b) The Registrant's Quarterly Report Form 10-Q for the quarter ended September 30, 2000 containing unaudited interim consolidated statements for the quarter.

         (c) The description of the Common Stock contained in the Company's registration statement filed pursuant to Section 12 of the Exchange Act, and all amendments thereto and reports which have been filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Prospectus and to be a part thereof from the date of filing of such documents.

         Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

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                      Sequentially Numbered Pages Per Rule 403(d): Page 3 of 26

ITEM 4.                     DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.                INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.              INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Bylaws of the Registrant provide that a director and officer shall be indemnified for any and all claims, judgments and liabilities to which such person has become subject by reason of having been a director or officer of the Registrant plus reimbursement of all legal and other expenses reasonably incurred in connection with the matter; PROVIDED, HOWEVER, that no indemnity or reimbursement shall be provided if the claim or action arises out of the negligence or willful misconduct of the director or officer.

ITEM 7.                EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.                            EXHIBITS

         Exhibits required to be filed with the Registration Statement are listed in the following Exhibit Index. Certain of such exhibits that have previously been filed with the SEC and that are designated by reference to their exhibit number in prior filings are hereby incorporated herein by reference and made a part hereof.

ITEM 9.                          UNDERTAKINGS

(a)      The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         A. To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in such information in the Registration Statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the BONA FIDE offering.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the end of the offering.

(b) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report

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                      Sequentially Numbered Pages Per Rule 403(d): Page 4 of 26

         pursuant to Section 13(a) of Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

(c) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, a copy of the latest annual report to shareholders that is incorporated in the prospectus and furnished pursuant to and meeting the requirements of Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to any provision or arrangement for such indemnification, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suite or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleburne, State of Texas, on the 2nd day of November, 2000.

                                               UNITED HERITAGE CORPORATION
                                                       (Registrant)

                                          By:     /s/ Walter G. Mize
                                            ------------------------------------
                                                     Walter G. Mize
                                              Chairman of the Board, President
                                                And Chief Executive Officer

                      Sequentially Numbered Pages Per Rule 403(d): Page 5 of 26

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                 (SIGNATURE)                                   (TITLE)                               (DATE)
             /s/ Walter G. Mize                         Chairman of the Board,                  November 2, 2000
----------------------------------------------         President and Director
                Walter G. Mize

            /s/ Harold L. Gilliam                     Secretary, Treasurer, Chief                November 2, 2000
----------------------------------------------      Financial Officer, and Director
              Harold L. Gilliam

                /s/ Joe Martin                                 Director                         November 2, 2000
----------------------------------------------
                  Joe Martin

                                                               Director                         November ____, 2000
----------------------------------------------
                 C. Dean Boyd

                                                               Director                         November ____, 2000
----------------------------------------------
              Theresa D. Turner


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                       Sequentially Numbered Pages Per Rule 403(d): Page 6 of 26



                                  EXHIBIT INDEX

                                                                                                  SEQUENTIALLY
  EXHIBIT NO.                           EXHIBIT                                                  NUMBERED PAGES
  -----------                           -------                                                  --------------
      4.01        2000 Stock Option Plan of United Heritage Corporation                                   7

      5.01        Opinion of Patrick A. Reardon, Attorney-at-Law re: legality                            17

     23.01        Consent of Patrick A. Reardon, Attorney-at-Law is contained in Exhibit 5.01            19

     23.02        Consent of Weaver & Tidwell, L.L.P.                                                    20

     99.01        Resale Prospectus                                                                      21